SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2003

BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618 (Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable (Former Name or Former Address, if Changed since Last Report)

Item 7. Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURE
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits

99.1	Press Release dated August 8, 2003 of the Registrant.
99.2	Certain Financial results for the second quarter of 2003.

Item 12. Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On August 8, 2003 Broadcom Corporation issued a press release attached hereto as Exhibit 99.1 announcing the settlement of all outstanding litigation between the company and Intel Corporation, as well as all litigation involving the companies’ affiliates. In connection with the settlement Broadcom will pay Intel $60.0 million in cash in two equal installments in the third and fourth fiscal quarters of 2003. Although the settlement was reached in August, Broadcom recorded a one-time charge for the payment at June 30, 2003 as required by Statement of Financial Accounting Standard No. 5, Accounting for Contingencies (“SFAS 5”). A copy of Broadcom’s financial results for the second quarter ended June 30, 2003 that reflects this charge is furnished as Exhibit 99.2 and is incorporated herein by reference. This charge was not reflected in the earnings press release issued on July 22, 2003 with respect to Broadcom’s financial results for the second quarter of 2003, as, under SFAS 5, it was not required to be recorded at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation

August 12, 2003	By:	/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Vice President and Corporate Controller (Principal Accounting Officer)

Exhibit Index

99.1	Press Release dated August 8, 2003 of the Registrant.
99.2	Certain Financial results for the second quarter of 2003.